INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


On August 15, 1997, The BFGoodrich Company (the "Company") completed the disposition of its chlor-alkali and olefins business to The Westlake Group for $92.75 million. The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the divestiture occurred at June 30, 1997.

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                                                                     EXHIBIT 99


                              THE B.F.GOODRICH COMPANY
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    JUNE 30, 1997
                                (Dollars in millions)


                                                                                           Pro Forma
                                                                   Historical             Adjustments            Pro Forma
                                                                   ----------             -----------            ---------
ASSETS
------
Current Assets
       Cash and cash equivalents                                 $      174.9           $      105.0         $       279.9
       Accounts and notes receivable, net of allowance                  367.5                  (26.7)                340.8
       Inventories                                                      350.0                  (13.5)                336.5
       Other current assets                                              94.5                   (0.8)                 93.7
                                                                 ---------------       ---------------       --------------
              Total Current Assets                                      986.9                   64.0               1,050.9
                                                                 ---------------       ---------------       --------------

Property
       Land, buildings and machinery and equipment                    1,551.0                 (142.4)              1,408.6
       Allowance for depreciation and amortization                     (676.4)                  99.0                (577.4)
                                                                 ---------------       ---------------       --------------
              Total Property                                            874.6                  (43.4)                831.2
                                                                 ---------------       ---------------       --------------

Goodwill                                                                504.3                    -                   504.3
Other Non-current Assets                                                251.6                   (2.1)                249.5
                                                                 ---------------       ---------------       --------------
                                                                 $    2,617.4          $        18.5         $     2,635.9
                                                                 ===============       ===============       ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
       Accounts payable                                          $     227.2           $       (7.5)         $      219.7
       Accrued expenses                                                233.2                    -                   233.2
       Other current liabilities                                        53.7                   11.5                  65.2
                                                                 ---------------       ---------------       --------------
              Total Current Liabilities                                514.1                    4.0                 518.1
                                                                 ---------------       ---------------       --------------

Long-term Debt and Capital Lease Obligations                           391.8                    -                   391.8
Postretirement Benefits Other Than Pensions                            341.4                    -                   341.4
Other Non-current Liabilities                                           81.5                    -                    81.5

Mandatorily Redeemable Preferred Securities of Trust                   122.9                    -                   122.9

Shareholders' Equity
       Common stock                                                    276.2                    -                   276.2
       Additional capital                                              367.3                    -                   367.3
       Income retained in the business                                 564.8                   14.5                 579.3
       Other shareholders' equity                                      (42.6)                   -                   (42.6)
                                                                 ---------------       ---------------       --------------
              Total Shareholders' Equity                             1,165.7                   14.5               1,180.2
                                                                 ---------------       ---------------       --------------
                                                                 $   2,617.4           $       18.5          $    2,635.9
                                                                 ===============       ===============       ==============


See accompanying note to Unaudited Pro Forma Condensed Consolidated Balance
Sheet.

NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


On August 15, 1997, The BFGoodrich Company (the "Company") completed the disposition of its chlor-alkali and olefins business to The Westlake Group for $92.75 million. The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the divestiture occurred at June 30, 1997. In addition to the cash proceeds from the sale, the settlement of accounts receivable and accounts payable have been presented as a pro forma adjustment to cash.